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                                                                    Exhibit 12.2

ROGERS WIRELESS INC.
COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
(in thousands of Canadian dollars)

CANADIAN GAAP

                                                               Year ended   Nine Months ended
                                                        December 31, 2003  September 30, 2004
                                                        -----------------  ------------------
Fixed charges
          Interest expense ........................              405,847              297,496
          Amortization of deferred financing costs                 5,417                3,515
          Interest expense included in rent expense               11,667                9,197
                                                                 -------              -------
                                                                 422,931              310,208
                                                                 =======              =======
Earnings
          Pre tax income (loss) ...................              (71,983)              20,044
          Fixed charges ...........................              422,931              310,208
                                                                 -------              -------
                                                                 350,948              330,252
                                                                 =======              =======


Pro forma ratio of earnings to fixed charges ......                   --                 1.06
                                                                 =======              =======

Pro forma deficiency of earnings available to
  cover fixed charges .............................               71,983                   --
                                                                 =======              =======

US GAAP

                                                              Year ended   Nine Months ended
                                                       December 31, 2003  September 30, 2004
                                                       -----------------  ------------------
Fixed charges
          Interest expense .......................               400,154              293,019
          Capitalized interest ...................                 5,693                4,477
          Amortization of deferred financing costs                 5,417                3,515
          Interest expense in rent expense .......                11,667                9,197
                                                                 -------              -------
                                                                 422,931              310,208
                                                                 =======              =======

Earnings
          Pre tax income (loss) ..................              (169,069)               1,599
          Fixed charges ..........................               422,931              310,208
          Amortization of capitalized interest ...                 3,549                3,139
          Capitalized interest ...................                (5,693)              (4,477)
                                                                 -------              -------
                                                                 251,718              310,469
                                                                 =======              =======


Pro forma ratio of earnings to fixed charges .....                    --                 1.00
                                                                 =======              =======

Pro forma deficiency of earnings available to
  cover fixed charges ............................               171,213                   --
                                                                 =======              =======